KPMG Peat Marwick LLP

4200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402




          INDEPENDENT AUDITORS' REPORT ON INTERNAL ACCOUNTING CONTROL


The Board of Directors and Shareholders
Voyageur U.S. Government Securities Fund:


In planning and performing our audit of the financial statements of Voyageur U.S. Government Securities Fund for the four-months ended October 31, 1996, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control structure.

The management of Voyageur U.S. Government Securities Fund is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 1996.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.

                                   KPMG Peat Marwick LLP

Minneapolis, Minnesota
December 6, 1996



KPMG Peat Marwick LLP

4200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402



           INDEPENDENT AUDITORS' REPORT ON INTERNAL ACCOUNTING CONTROL


The Board of Directors and Shareholders
Voyageur Funds, Inc.:


In planning and performing our audits of the financial statements of Voyageur Financial Institutions (VFI) Core Portfolio, VFI Intermediate Duration Portfolio and VFI Short Duration Portfolio, funds within Voyageur Funds, Inc. for the period from March 27, 1996 (commencement of operations) to October 31, 1996, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control structure.

The management of VFI Core Portfolio, VFI Intermediate Duration Portfolio and VFI Short Duration Portfolio is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 1996.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.

                                   KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 6, 1996